EXHIBIT 32.1
CORE-MARK HOLDING COMPANY, INC.
CERTIFICATION
In connection with the annual report of Core-Mark Holding Company, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2010 as filed with the Securities and Exchange Commission (the “Report”), I, J. Michael Walsh, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the U.S. Code, that to the best of my knowledge:
(1)    the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and
(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.
This Certification shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.
Date: March 15, 2011

By:	/s/ J. Michael Walsh
J. Michael Walsh
President and Chief Executive Officer